EXHIBIT 99.1

For immediate release	For More Information: J. Bruce Hildebrand, Executive Vice President 325.627.7155
FIRST FINANCIAL BANKSHARES TO HOST SERIES OF INVESTOR
MEETINGS FOR SHAREHOLDERS, BROKERS
ABILENE, Texas, January 3, 2008 — First Financial Bankshares, Inc. (NASDAQ: FFIN) announced plans today to host investor informational meetings for shareholders, stockbrokers and other interested parties in several Texas cities where it owns banks. Investor meetings are planned for Stephenville, San Angelo, Southlake and Weatherford during the first quarter of 2008. Similar meetings were held in Hereford and Cleburne in 2007.
F. Scott Dueser, President and CEO, and J. Bruce Hildebrand, Chief Financial Officer, will make investor presentations at the meetings and discuss the Company’s financial and operational results.
The schedule of meetings is as follows:
•	First Financial Bank, N.A., Stephenville - The investor meeting is scheduled for 5:30 p.m. on January 16, 2008, at the Clyde H. Wells Fine Arts Theatre at Tarleton State University. To R.S.V.P., call Mindy Wooley at 254-918-6218 or e-mail mwooley@ffinbank.com.

•	San Angelo National Bank, San Angelo - The investor meeting is scheduled for 5:30 p.m. on February 12, 2008, at the bank’s downtown location, 301 W. Beauregard. To R.S.V.P., call Mindy Davis at 325-659-5974 or e-mail mcdavis@sanb-tx.com.

•	First Financial Bank, N.A., Southlake - The investor meeting is scheduled for 5:30 p.m. on February 20, 2008, at the Hilton Hotel at the Southlake Town Square, 1400 Plaza Place. To R.S.V.P., call Sue Fuller at 817-410-2921 or e-mail sfuller@firstfinbank.com.

•	Weatherford National Bank, Weatherford - The investor meeting is scheduled for 5:30 p.m. on March 12, 2008, at Chandor Gardens in Weatherford. To R.S.V.P., call Wendy Davis at 817-598-2502 or e-mail wdavis@wnbk.com.
Individuals interested in attending one of the planned investor meetings are requested to R.S.V.P. per the above phone numbers or e-mail addresses.
The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com. This site includes a copy of the slide presentation used at the most recent investor meeting. In addition, interested parties may sign-up for e-mail notification to receive the Company’s daily stock prices, news releases, SEC filings and other information. To sign up, visit the investor relations section of the Company’s Web site at http://www.ffin.com/invrel.asp?req=email or call the Company’s investor relations department at 325-627-7155.
Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates ten separately chartered banks with 45 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Clyde, Moran and Albany; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado and Midlothian; Hereford State Bank, Hereford; First Financial Bank, N.A., Mineral Wells; San Angelo National Bank, San Angelo; First Financial Bank, N.A., Southlake, Trophy Club, Keller, Bridgeport, Decatur and Boyd; First Financial Bank, N.A., Stephenville, Granbury and Glen Rose; First National Bank, Sweetwater, Roby and Trent; and Weatherford National Bank, Weatherford, Willow Park and Aledo. The Company also operates First Financial Trust & Asset Management Company, N.A., with five locations and First Technology Services, Inc., a technology operating company.
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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.